SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement                      |_|  Confidential, For Use
                                                           of the Commission
                                                           Only (as permitted by
                                                           Rule 14a-6(e)(2)
|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-(11(c) or Rule 14a-12

                                    PDI, INC.
                (Name of Registrant as Specified in Its Charter)

     Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No Fee required

[LOGO] PDI                                       10 Mountainview Road Suite C200
                                            Upper Saddle River, New Jersey 07458
                                                T: 800.242.7494  F: 201.258.8400
                                                                 www.pdi-inc.com

                                                  Charles T. Saldarini
                                                  Vice Chairman of the Board and
                                                  Chief Executive Officer

April 22, 2004

Dear Stockholder:

      You are invited to attend the Annual Meeting of Stockholders of PDI, Inc. to be held on June 16, 2004, at 10:30 A.M., Eastern time, at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey 07495.

      At this year's meeting you will be asked to elect two directors; to consider and approve the PDI, Inc. 2004 Stock Award and Incentive Plan; and to ratify the selection of the Company's independent auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

      Your Board of Directors unanimously believes that the election of its nominees for directors, the approval of our 2004 Stock Award and Incentive Plan and the ratification of its selection of independent auditors are in the best interests of PDI and its stockholders, and, accordingly, recommends a vote FOR the election of the nominees for director and FOR proposals 2 and 3.

      In addition to the formal business to be transacted at the Annual Meeting, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders. I personally look forward to greeting those PDI stockholders able to attend the meeting.

      Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please promptly complete, sign, date, and return the enclosed proxy card in the accompanying envelope, which requires no postage if mailed in the United States. You are, of course, welcome to attend the Annual Meeting and vote in person even if you previously returned your proxy card.

      Thank you.

                                        Sincerely,


                                        Charles T. Saldarini
                                        Vice Chairman of the Board,
                                          Chief Executive Officer

--------------------------------------------------------------------------------
                                                       structure/strategy/vision

--------------------------------------------------------------------------------

[LOGO] PDI                                       10 Mountainview Road Suite C200
                                            Upper Saddle River, New Jersey 07458
                                                T: 800.242.7494  F: 201.258.8400
                                                                 www.pdi-inc.com

                                    PDI, INC.
                              10 Mountainview Road
                      Upper Saddle River, New Jersey 07458

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 16, 2004

                                   ----------

To the Stockholders of PDI, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PDI, Inc. (the "Company") will be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey 07495 on June 16, 2004 at 10:30 a.m. Eastern time, for the following purposes:

      1. To elect two Class I directors of the Company, each to serve for a term of three years.

      2. To consider and approve the PDI, Inc. 2004 Stock Award and Incentive Plan.

      3. To ratify the appointment of PricewaterhouseCoopers as the Company's independent auditors for the fiscal year ending December 31, 2004.

      4. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Only the stockholders of record at the close of business on April 21, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

      All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                        By Order of the Board of Directors


                                        Beth R. Jacobson,
                                        Executive Vice President,
                                        General Counsel and Corporate Secretary

Dated: April 22, 2004

                                    PDI, INC.

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of PDI, Inc., a Delaware corporation (the "Company" or "PDI"), of proxies in the form enclosed for the Annual Meeting of Stockholders to be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey 07495 on June 16, 2004 at 10:30 a.m., Eastern time, and for any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business which will come before the meeting.

Record Date and Quorum

      Stockholders of record at the close of business on April 21, 2004 are entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 14,558,493 shares of common stock of the Company outstanding. Each share of common stock outstanding on the record date is entitled to one vote on each matter presented for action at the meeting. Shares of common stock were the only voting securities of the Company outstanding on the record date. A quorum will be present at the Annual Meeting if a majority of the shares of common stock outstanding on the record date are present at the meeting in person or by proxy.

Voting of Proxies

      The persons acting as proxies pursuant to the enclosed proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy: (i) for election of the two Class I director nominees named in this Proxy Statement;
(ii) for approval of the PDI, Inc. 2004 Stock Award and Incentive Plan; (iii) for ratification of the appointment of PricewaterhouseCoopers as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2004; and (iv) in the proxyholders' discretion, on any other business that may come before the meeting and any adjournments of the meeting.

      All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company's bylaws and Delaware law:
(1) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting, and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions or non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

Voting Requirements

      Election of Directors. The election of directors requires a plurality of the votes cast for the election of directors; accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

      Approval of the PDI, Inc. 2004 Stock Award and Incentive Plan and Ratification of the Appointment of Independent Auditors. The affirmative vote of a majority of the votes cast for or against the matter by stockholders entitled to vote at the Annual Meeting is required to approve the PDI, Inc. 2004 Stock Award and Incentive Plan and to ratify the appointment of our independent auditors. An abstention from voting on this matter will be treated as "present" for quorum purposes. However, since an abstention is not treated as a "vote" for or against the matter, it will have no effect on the outcome of the vote.

Revocability of Proxy

      A stockholder who has signed and returned the enclosed proxy may revoke it at any time before it is voted by (i) submitting to the Company a properly executed proxy bearing a later date, (ii) submitting to the Company a written revocation of the proxy or (iii) voting in person at the Annual Meeting.

Expenses of Solicitation

      We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of PDI telephonically, electronically or by other means of communication. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      The Board of Directors consists of nine members and is divided into three classes, with three directors in each of Classes I, II and III. Directors serve for three-year terms with one class of directors being elected by the Company's stockholders at each annual meeting.

      At the Annual Meeting, two Class I directors will be elected to serve until the annual meeting of stockholders in 2007 and until each director's successor is elected and qualified. John

P. Dugan and Dr. Joseph T. Curti are the nominees for re-election as the Class I directors. Mr. Mossinghoff, who is a Class I director, will be retiring from the Board of Directors and therefore is not standing for re-election. The Nominating and Corporate Governance Committee is currently exploring possible candidates to succeed Mr. Mossinghoff as a Class I director but has not yet approved, recommended or nominated a candidate. All of the nominees currently are members of the Board of Directors who have been approved, recommended and nominated for re-election to the Board of Directors by the Nominating and Corporate Governance Committee and by the Board of Directors. The accompanying form of proxy will be voted for the election of John P. Dugan and Dr. Joseph T. Curti as directors, unless the proxy contains contrary instructions. Management has no reason to believe that either of Mr. Dugan or Dr. Curti will not be a candidate or will be unable to serve. However, in the event that either should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

                       The Board of Directors Recommends a
               Vote FOR the Election of the Foregoing Nominees and
                   Proxies that are Returned will be so Voted
                          Unless Otherwise Instructed.

                              *    *    *    *    *

      Set forth below is information as of April 15, 2004 regarding the nominees for election as Class I directors and all other members of the Board of Directors who will continue in office.

                   Nominees for Election as Class I Directors
                               Term Expiring 2007

John P. Dugan, age 68. Mr. Dugan is the Company's founder, chairman of the Board of Directors and director of strategic planning. He served as president from inception until January 1995 and as PDI's chief executive officer from inception until November 1997. In 1972, Mr. Dugan founded Dugan Communications, a medical advertising agency that later became known as Dugan Farley Communications Associates Inc. and he served as its president until 1990. PDI was a wholly-owned subsidiary of Dugan Farley in 1990 when Mr. Dugan became its sole stockholder. Mr. Dugan was a founder and served as the president of the Medical Advertising Agency Association from 1983 to 1984. Mr. Dugan also served on the board of directors of the Pharmaceutical Advertising Council (now known as the Healthcare Marketing Communications Council, Inc.) and was its president from 1985 to 1986. Mr. Dugan received an M.B.A. from Boston University in 1964.

Dr. Joseph T. Curti, age 66. Dr. Curti became a director in August 2003. Dr. Curti was most recently president and chief executive officer of Ferring Pharmaceuticals in Tarrytown, New York. He previously held the position of president and chief executive officer of Neurochem, Inc. in Kingston, Ontario and President of North American Operations of Searle in Skokie, IL. He spent 19 years at Pfizer in a number of senior positions, both domestically and internationally, directing clinical drug development, drug regulatory, licensing and marketing activities. He is currently a member of the board of trustees and executive committee of Morehouse School of Medicine in Atlanta, GA. Dr. Curti received a B.S. from St. Joseph's University in Philadelphia in 1959 and an M.D. from Thomas Jefferson University in Philadelphia in 1963.

                          Incumbent Class II Directors
                               Term Expiring 2006

Charles T. Saldarini, age 40. Mr. Saldarini has been a director since 1997 and is PDI's vice chairman and chief executive officer. Since joining PDI in 1987, Mr. Saldarini has held positions of increasing responsibility, becoming president of PDI in January 1995, chief executive officer in November 1997, and vice chairman in June 2000. In his 17 years at PDI, his contributions have spanned the full range of the Company's development. Prior to PDI, Mr. Saldarini worked at Merrill Dow Pharmaceuticals. He received a B.A. in political science from Syracuse University in 1985.

John M. Pietruski, age 71. Mr. Pietruski has been a director since May 1998. Since 1990 Mr. Pietruski has been the chairman of the board of Encysive Pharmaceuticals, Inc., a pharmaceutical research and development company. He is a retired chairman of the board and chief executive officer of Sterling Drug Inc., where he was employed from 1977 until his retirement in 1988. Mr. Pietruski is a member of the board of directors of First Energy Corp. and Xylos Corporation. Mr. Pietruski graduated Phi Beta Kappa with a B.S. in business administration with honors from Rutgers University in 1954.

Frank Ryan, age 64. Mr. Ryan has been a director since November 2002. Mr. Ryan's career includes a 38-year tenure with Johnson & Johnson. Mr. Ryan recently retired as Company Group Chairman with responsibility for worldwide Ethicon franchises and Johnson & Johnson Canada. In addition, Mr. Ryan was a member of the Medical Devices and Diagnostics Operating Group and Leader for the Group in Process Excellence (Six Sigma) and IT. Throughout the years, Mr. Ryan held positions of increasing responsibility, including Worldwide President of Chicopee, President of Johnson and Johnson Hospital Services Co. and President of Ethicon, Inc. Mr. Ryan received a B.S. degree in mechanical engineering from the Illinois Institute of Technology in 1965 and an M.B.A. from the University of Chicago Graduate School of Business in 1969.

                          Incumbent Class III Directors
                               Term Expiring 2005

Larry Ellberger, age 56. Mr. Ellberger has been a director since February 2003. Mr. Ellberger is a founder and partner in Healthcare Ventures Associates, Inc., a consulting firm to pharmaceutical, biotech, vaccines and medical device companies. Until July 2003 Mr. Ellberger was senior vice president, corporate development at PowderJect, PLC, a London Stock Exchange listed vaccines company. He had been a member of PowderJect's Board of Directors since 1997. From November 1996 through May 1999, Mr. Ellberger served as Chief Financial Officer of W. R. Grace and from May 1995 through September 1999 he served as Senior Vice President - Corporate Development of W. R. Grace. Mr. Ellberger is a Director of Avant

Immunotherapeutics and The Jewish Children's Museum. Mr. Ellberger received a B.A. in economics from Columbia College in 1968 and a B.S. in chemical engineering from Columbia School of Engineering in 1969.

John Federspiel, age 50. Mr. Federspiel has been a director since October 2001. Mr. Federspiel is president of Hudson Valley Hospital Center, a 120-bed, short-term, acute care, not-for-profit hospital in Westchester County, New York. Prior to joining Hudson Valley Hospital in 1987, Mr. Federspiel spent an additional 10 years in health administration, during which he held a variety of executive leadership positions. Mr. Federspiel is an appointed Member of the State Hospital Review and Planning Council, and has served as chairman of the Northern Metropolitan Hospital Association, as well as other affiliations. Mr. Federspiel received a B.S. degree from Ohio State University in 1975 and an M.B.A. from Temple University in 1977.

Jan Martens Vecsi, age 60. Ms. Vecsi has been a director since May 1998. Ms. Vecsi is the sister-in-law of John P. Dugan, our chairman. Ms. Vecsi was employed by Citibank, N.A. from 1967 through 1996 when she retired. Starting in 1984 she served as the senior human resources officer and vice president of the Citibank Private Bank. Ms. Vecsi received a B.A. in psychology and elementary education from Immaculata College in 1965.

Corporate Governance

      During 2003, we further enhanced our corporate governance policies and procedures. In 2003, the Board adopted Guidelines on Corporate Governance, a Code of Business Conduct and new charters for all board committees. In addition, the Board established a Governance and Nominating Committee. The Guidelines on Corporate Governance, Code of Business Conduct and the charters for each Board committee can be found on our website at http://www.pdi-inc.com. We believe that as a result of these actions we are in compliance with the relevant provisions of the Sarbanes-Oxley Act of 2002 and the corporate governance rules of Nasdaq.

Board of Directors Meetings and Committees

      During the year ended December 31, 2003, the Board of Directors, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee each held six meetings, the Audit Committee held nine meetings, and the Science and Technology Committee did not hold any meetings. Each committee member is a non-employee director of the Company who meets the independence requirements of The Nasdaq Stock Market ("Nasdaq") and applicable law. Each of our incumbent directors attended at least 75% of the total number of Board of Directors meetings and committee meetings on which he or she served during 2003.

      We have recently adopted a policy encouraging our directors to attend annual meetings of stockholders and believe that attendance at annual meetings is just as important as attendance at meetings of the Board of Directors. In the future we expect to schedule Board of Directors and committee meetings to coincide with the dates of our annual meetings. Three of our directors who were serving at the time attended our annual meeting held on July 15, 2003.

      Our Board of Directors has four standing committees, each of which is described below.

Audit Committee

      Since 1998, our Board of Directors has maintained an Audit Committee. The Audit Committee is currently composed of Messrs. Ellberger (chairperson), Ryan and Federspiel, and Dr. Curti. The primary purposes of our Audit Committee are
(a) to assist the Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors' qualifications and independence,
(iv) the performance of our internal audit function and independent auditors and
(v) our management of market, credit, liquidity and other financial and operational risks; (b) to decide whether to appoint, retain or terminate our independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the Securities and Exchange Commission (the "SEC") for inclusion in our annual proxy statement.

      Our Board of Directors and the Corporate Governance and Nominating Committee have determined that each of the members of our Audit Committee is independent within the meaning of the rules of both Nasdaq and the SEC. No member of the Audit Committee is an officer of the Company or employed or affiliated with PricewaterhouseCoopers, nor has any member of the Audit Committee been an officer of the Company within the past three years. No member of the Audit Committee has any relationship with the Company that, in the opinion of the Board of Directors, would interfere with his independence from management and the Company. Each member of the Audit Committee is, in the judgment of the Board of Directors and the Corporate Governance and Nominating Committee, financially literate, and at least one member of the Audit Committee has accounting or related financial management experience. The Board of Directors and the Nominating and Corporate Governance Committee have determined that the Chairperson of the Audit Committee, Mr. Ellberger, is an "audit committee financial expert," as that term is defined in Item 401(h) of Regulation S-K, and "independent" for purposes of current and recently-adopted Nasdaq listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act").

      The Audit Committee and our Board of Directors have established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee, which is described under "Other Matters -- Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors" below.

      Our Audit Committee Charter was included as Appendix A to our proxy statement in connection with our 2003 annual meeting of stockholders. Additionally, it is posted and can be viewed on our website at www.pdi-inc.com.

Compensation and Management Development Committee

      Since 1998, our Board of Directors has maintained a Compensation Committee. During 2003, this Committee was renamed the Compensation and Management Development Committee. The Compensation and Management Development Committee is currently comprised of Messrs. Ryan (chairperson), Pietruski, Mossinghoff and Ellberger. Each member of our Compensation and Management Development Committee is "independent" within the meaning of the rules of Nasdaq and as required by the Compensation and Management Development Committee Charter. The primary purposes of our Compensation and Management Development Committee are: (a) to establish and maintain executive compensation policies for the Company consistent with corporate objectives and stockholder interests, (b) to oversee the competency and qualifications of our senior management personnel,
(c) to provide senior management succession planning, and (d) to prepare a report on executive compensation required by the rules and regulations of the SEC. The Compensation and Management Development Committee also administers our equity compensation plans.

      Our Compensation and Management Development Committee Charter is posted and can be viewed on our website at www.pdi-inc.com.

Nominating and Corporate Governance Committee

      In February 2003, our Board of Directors established a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is currently comprised of Messrs. Pietruski (chairperson), Federspiel and Mossinghoff and Dr. Curti. Each member of our Nominating and Corporate Governance Committee is "independent" within the meaning of the rules of Nasdaq. The primary purposes of the Nominating and Corporate Governance Committee are to select individuals qualified to serve as directors of the Company and on committees of the Board of Directors; to advise the Board of Directors with respect to the board composition, procedures and committees; to advise the Board of Directors with respect to the corporate governance principles applicable to the Company; to advise the Board of Directors with respect to director compensation issues and to oversee the evaluation of the Board of Directors. In identifying and recommending nominees for positions on the Board of Directors, the Nominating and Corporate Governance Committee places primary emphasis on (i) a candidate's judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) a candidate's business or other relevant experience; and (iii) the extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a Board of Directors that is effective, collegial and responsive to our needs.

      The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of the Board of Directors. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants have also been employed to help in identifying candidates. Once a candidate is identified whom the committee wants to seriously consider and move toward nomination, the chairperson of the Nominating and Corporate Governance Committee enters into a discussion with that nominee. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. The policy adopted by the Nominating and Corporate Governance Committee provides that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at our 2005 annual meeting of stockholders may do so by submitting in writing such nominees' names, in compliance with the procedures and along with the other information required by our bylaws, to Beth R. Jacobson, Executive Vice President, General Counsel and Corporate Secretary at PDI, Inc., 10 Mountainview Drive, Upper Saddle River, NJ 07458 between December 1, 2004 and December 24, 2004.

Science and Technology Committee

      In November 2003, our Board of Directors established a Science and Technology Committee. Dr. Curti is currently the sole member of this committee. Each member of our Scientific and Technology Committee is, and will be, "independent" within the meaning of the rules of Nasdaq and, as required by the Scientific and Technology Committee Charter. The primary purposes of our Science and Technology Committee are: (a) to advise the Board of Directors on scientific matters regarding potential new business opportunities that relate to the identification, evaluation, acquisition or licensing of pharmaceutical products and technologies and the Company's internal research and development program; and (b) to periodically examine management's direction regarding the identification, evaluation, acquisition or licensing of pharmaceutical products, the Company's research and development program and its technology initiatives.

      Our Science and Technology Committee Charter is posted and can be viewed on our website at www.pdi-inc.com.

Compensation of Directors

      Each of our non-employee directors receives an annual director's fee of $40,000, payable quarterly in arrears. In addition, the chairperson of the Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee and the Science and Technology Committee receives an additional annual fee of $15,000, $10,000, $5,000 and $15,000, respectively. Under our stock option plans, each non-employee director is granted options to purchase 10,000 shares upon first being elected to our Board of Directors. In addition, each non-employee director will receive options to purchase an additional 7,500 shares of common stock on the date of our annual stockholders' meeting. All options have an exercise price equal to the fair market value of the common stock on the date of grant and vest one-third on the date of grant and one-third at the end of each of the next two subsequent years of service on the Board of Directors.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock, based on the market price of the Company's common stock, with the total return of companies included within the Nasdaq Stock Market Index and a peer company engaged in contract sales and outsourcing for the pharmaceutical industry for the period commencing December 31, 1998 and ending December 31, 2003. The peer company is Ventiv, Inc. The calculation of total cumulative return assumes a $100 investment in the Company's common stock, the Nasdaq Stock Market Index and the peer company on December 31, 1998, and the reinvestment of all dividends.

              [THE FOLLOWING DATA WAS REPRESENTED IN A LINE GRAPH]

                 NASDAQ         PDII          VTIV

Dec-98           100.00        100.00
Jun-99           122.50         83.19
Dec-99           185.59        105.98        100.00
Jun-00           180.88        120.58        121.08
Dec-00           112.67        374.39        136.73
Jun-01            98.53        325.66        224.64
Dec-01            88.95         79.01         39.83
Jun-02            66.73         54.83         30.69
Dec-02            60.91         38.19         22.09
Jun-03            74.01         36.21         44.62
Dec-03            91.37         94.90         99.59

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock as of April 14, 2004 by:

      o each person known to us to be the beneficial owner of more than 5% of our outstanding shares;

      o     each of our directors;

      o each executive officer named in the Summary Compensation Table below;

      o     all of our directors and executive officers as a group.

      Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them. All information with respect to beneficial ownership has been furnished to us by the respective stockholder. The address for each of Messrs. Dugan and Saldarini is c/o PDI, Inc., 10 Mountainview Road, Upper Saddle River, New Jersey 07458.

                                                                                  Number of Shares    Percentage of Shares
      Name of Beneficial Owner                                                 Beneficially Owned(1)   Beneficially Owned
      ------------------------                                                 ---------------------  --------------------
      Executive officers and directors:
      John P. Dugan.......................................................          4,869,878                33.5%
      Charles T. Saldarini................................................            830,634(2)              5.7%
      Steven K. Budd......................................................             88,502(3)                *
      Bernard C. Boyle....................................................             68,363(4)                *
      Deborah Schnell.....................................................             34,261(5)                *
      Christopher Tama....................................................             44,185(6)                *
      Joseph T. Curti.....................................................              3,333(7)                *
      Larry Ellberger.....................................................              9,166(7)                *
      John C. Federspiel..................................................             17,500(7)                *
      Gerald J. Mossinghoff...............................................             33,750(7)                *
      John M. Pietruski...................................................             35,750(8)                *
      Frank J. Ryan.......................................................              9,166(7)                *
      Jan Martens Vecsi...................................................             33,750(7)                *
      All executive officers and directors as a group (16 persons)........          6,133,647(9)             42.1%

      5% stockholders:
      Brown Capital Management, Inc.(10)..................................          2,076,575                14.3%
       1201 N. Calvert Street
        Baltimore, MD  21202

      ----------
*     Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 14, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 51,134 shares issuable pursuant to options exercisable within 60 days of the date of this Proxy Statement.

(3) Includes 62,463 shares issuable pursuant to options exercisable within 60 days of the date of this Proxy Statement.

(4) Includes 52,671 shares issuable pursuant to options exercisable within 60 days of the date of this Proxy Statement.

(5) Includes 26,363 shares issuable pursuant to options exercisable within 60 days of the date of this Proxy Statement.

(6) Includes 35,449 shares issuable pursuant to options exercisable within 60 days of the date of this Proxy Statement.

(7) Represents shares issuable pursuant to options exercisable within 60 days of the date of this Proxy Statement.

(8) Includes 33,750 shares issuable pursuant to options exercisable within 60 days of the date of this Proxy Statement.

(9) Includes 408,488 shares issuable pursuant to options exercisable within 60 days of the date of this Proxy Statement.

(10) This information was derived from the Schedule 13g filed by the reporting person.

             Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that all Section 16(a) filing requirements applicable to our officers and directors were complied with, except that a Form 4 filing on behalf of each of Messrs. Ellberger, Federspiel, Mossinghoff, Pietruski and Ryan, and Ms. Vecsi, relating to the stock options automatically granted to each of them as outside directors on the date of the 2003 annual stockholders meeting, was not timely filed.

                               EXECUTIVE OFFICERS

      The following table sets forth the names, ages and principal position, of the executive officers of the Company:

NAME                                                AGE                                    POSITION
-------------------------------------------         ---         ---------------------------------------------------------------
John P. Dugan..............................          68         Chairman of the Board of Directors and director of strategic planning
Charles T. Saldarini.......................          40         Chief executive officer and vice chairman of the Board of
                                                                    Directors
Steven K. Budd.............................          47         President, global sales and marketing services group

Bernard C. Boyle...........................          59         Chief financial officer, executive vice president and treasurer

Stephen P. Cotugno.........................          44         Executive vice president-- corporate development and
                                                                    investor relations
Beth R. Jacobson...........................          43         Executive vice president, general counsel and corporate
                                                                    secretary
Alan L. Rubino.............................          49         Executive vice president and general manager-- sales
                                                                    teams business
Deborah Schnell............................          49         Executive vice president-- business development

Christopher Tama...........................          45         Executive vice president and general manager--
                                                                    pharmaceutical products

      The principal occupation and business experience for at least the last five years for each executive officer is set forth below (except for Messrs. Dugan and Saldarini, each of whose business experience is discussed above).

      Steven K. Budd has served as our global president of the sales and marketing services group since September 2003. In this capacity, Mr. Budd is accountable for the financial performance of PDI's service related business units, including overseeing PDI's minority ownership of a U.K.-based sales service company, In2Focus. In addition, Mr. Budd leads the development of strategies for expanding and growing PDI's sales & marketing services group. Prior to his current role, he was our president and chief operating officer, a position he held since June 2000. Mr. Budd joined us in April 1996 as vice president, account group sales. He became executive vice president in July 1997, chief operating officer in January 1998, and our president in June 2000. From January 1994 through April 1995, Mr. Budd was employed by Innovex, Inc. as director of new business development. From 1989 through December 1993, he was employed by Professional Detailing Network (now known as Nelson Professional Sales, a division of Publicis), as vice president with responsibility for building sales teams and developing marketing strategies. Mr. Budd received a B.A. in history and education from Susquehanna University in 1978.

      Bernard C. Boyle has served as our chief financial officer, executive vice president and treasurer since March 1997. In 1990, Mr. Boyle founded BCB Awareness, Inc., a firm that provided management advisory services, and served as its president until March 1997. During that period he was also a partner in Boyle & Palazzolo, Partners, an accounting firm. From 1982 through 1990 he served as controller and then chief financial officer and treasurer of William Douglas McAdams, Inc., an advertising agency. From 1966 through 1971, Mr. Boyle was employed by the national accounting firm then known as Coopers & Lybrand as supervisor/senior audit staff. Mr. Boyle received a B.B.A. in accounting from Manhattan College in 1965 and an M.B.A. in corporate finance from New York University in 1972.

      Stephen P. Cotugno became our executive vice president - corporate development and investor relations in January 2000. He joined us as a consultant in 1997 and in January 1998 he was hired full time as vice president-corporate development. Prior to joining us, Mr. Cotugno was an independent financial consultant. He received a B.A. in finance and economics from Fordham University in 1981.

      Beth R. Jacobson joined us in November 2002 as executive vice president and general counsel and she was appointed corporate secretary in July 2003. Previously, she was with Skadden, Arps, Slate, Meagher & Flom, LLP for 15 years, where she practiced corporate law. She received a B.A. from Wesleyan University in 1983 and a J.D. from New York University Law School in 1987.

      Alan L. Rubino joined us in January 2004 as executive vice president and general manager of our sales teams business. Most recently, he was senior vice president of the Pharmaceuticals Division within Cardinal Health. He joined Cardinal through the acquisition of BLP, Inc., a healthcare marketing services company, where he was the executive vice president and managing director. Prior to Cardinal/BLP, Mr. Rubino had a distinguished 24-year career with Hoffmann-LaRoche where he held senior executive positions in marketing, sales, human resources, strategy, business development and operations within Roche. He also headed 8 of the 20 US pharma business units as vice president, business operations. He received a B.A. in Economics from Rutgers University in 1976 with a minor in biology and chemistry and has completed several executive management courses at Harvard Business School and IMEDE in Europe. He is a board member of the Rutgers Business School for Newark and New Brunswick.

      Deborah Schnell is our executive vice president - business development. She was one of the founders of ProtoCall which was acquired by us in 1999. Prior to joining ProtoCall, Ms. Schnell spent approximately 20 years with IBM Corporation where she worked across a broad range of areas, including manufacturing, distribution and healthcare. She received a B.A. in speech pathology and audiology from Miami of Ohio University in 1976.

      Christopher Tama joined us as executive vice president and general manager in January 2000. Mr. Tama is responsible for PDI Pharmaceutical Products Group involving the commercialization of prescription pharmaceutical products secured through licensing and acquisition. Prior to joining us, Mr. Tama was vice president of marketing at Novartis Pharmaceuticals from 1996 through 2000. His previous experience also includes the position of vice president of marketing at G.D. Searle U.S. Operations and various marketing and sales positions of increasing responsibility during his 13 years with Pharmacia. His marketing and sales experience range many different therapeutic areas with both domestic and global responsibility. He received a B.A. in economics from Villanova University in 1981.

                                 PROPOSAL NO. 2

            APPROVAL OF THE 2004 PDI, INC. STOCK AWARD AND INCENTIVE
                               COMPENSATION PLAN

      At the annual meeting, stockholders will be asked to approve the PDI, Inc. 2004 Stock Award and Incentive Plan (the "2004 Plan"), which was approved by the Board of Directors on March 30, 2004. If approved by stockholders, the 2004 Plan would replace our 2000 Omnibus Incentive Compensation Plan and 1998 Stock Option Plan (the "Preexisting Plans"), reserving 2,896,868 shares for options, restricted stock, and a variety of other types of awards. If stockholders approve the 2004 Plan, an estimated 20% of the outstanding class of common stock will be available for issuance under the 2004 Plan.

      Our Board of Directors and the Compensation and Management Development Committee (referred to this Proposal No. 2 as the "Committee") believe that attracting and retaining executives, other key employees, non-employee directors and other service providers of high quality has been and will continue to be essential to our growth and success. The 2004 Plan, like the Preexisting Plans, will enable us to implement a compensation program with different types of incentives for motivating employees and other leaders of the Company and encouraging them to give us long-term, excellent service. In particular, stock options, restricted stock and stock-related-awards are an important element of compensation for employees and directors, because such awards enable them to acquire or increase their proprietary interest in us, thereby promoting a closer identity of interests between them and our stockholders. Annual incentive awards and other performance-based awards provide rewards for achieving specific performance objectives, such as earnings goals. The ability to grant such awards as compensation under the 2004 Plan will help us to remain competitive, and provide a stronger incentive for each person granted an award to expend his or her maximum efforts for the success of our business. Our Board of Directors and the Committee therefore view the 2004 Plan as a key part of our compensation program.

      The 2004 Plan authorizes a broad range of awards, including:

      o     stock options

      o     stock appreciation rights ("SARs")

      o restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer

      o deferred stock, a contractual commitment to deliver shares at a future date; if such a grant is forfeitable, it may be referred to as "restricted stock units"

      o     other awards based on Common Stock

      o     dividend equivalents

      o stock-based performance awards, which are in effect deferred stock awards that may be earned by achieving specific performance objective(s)

      o cash-based performance awards tied to achievement of specific performance objective(s)

      o shares issuable in lieu of rights to cash compensation, including under the Company's elective deferred compensation program

      o     discounted options pursuant to an employee stock purchase program

If the 2004 Plan is approved by our stockholders, no new awards would be authorized for grant under the Preexisting Plans, but previously authorized awards under those plans would remain in effect.

Reasons for Stockholder Approval

      Our Board of Directors seeks stockholder approval of the 2004 Plan in order to satisfy certain legal requirements, including requirements of Nasdaq. In addition, our Board of Directors regards stockholder approval of the 2004 Plan as desirable and consistent with corporate governance best practices.

      Our Board of Directors and the Committee also seek to preserve our ability to claim tax deductions for compensation paid, to the greatest extent practicable. Section 162(m) of the Internal Revenue Code (the "Code") limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the "named executive officers"). "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. We are seeking stockholder approval of the material terms that may be used to determined certain awards under the 2004 Plan, including annual incentive awards, to named executive officers in order to meet a key requirement for such awards to qualify as "performance-based" under Section 162(m). If the 2004 Plan is approved by stockholders, annual incentive awards granted under the 2004 Plan to named executives generally will be payable only upon achievement of pre-established performance goals relating to the Company as a whole or specific business units for which the individual executive has principal responsibility. Our Board of Directors and the Committee believe that such annual incentive awards have and will continue to provide strong motivation to executives to achieve performance objectives set by the Committee, and in that way place strong emphasis on the building of value for all stockholders.

      For purposes of Section 162(m) of the Code, approval of the 2004 Plan will be deemed also to include approval of the eligibility of executive officers and other employees and service providers to participate in the 2004 Plan, the annual per-person limitations described below under the caption "Description of the 2004 Plan -- Per-Person Award Limitations," the general business criteria upon which performance objectives for performance awards, including annual incentive awards, are based, described below under the caption "Performance-Based Awards" and "Annual Incentive Awards," and the stock-price appreciation performance goal inherent in stock options and SARs. Because stockholder approval of general business criteria, without specific targeted levels of performance, qualifies incentive awards for a period of approximately five years, stockholder approval of such business criteria will meet the requirements under Section 162(m) until 2009. Stockholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

      In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Code. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

Description of the 2004 Plan

      The following is a brief description of the material features of the 2004 Plan. This description is qualified in its entirety by reference to the full text of the 2004 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

            Shares Available under the 2004 Plan. The 2004 Plan will reserve 893,916 shares of common stock for new awards, plus any shares remaining available under the Preexisting Plans or which later become available due to forfeitures or expirations of awards or otherwise under the share counting provisions of the Preexisting Plans. The number of shares reserved under the 2004 Plan is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events.

      Based on our equity award plans in effect and outstanding awards at March 31, 2004, if stockholders approve the 2004 Plan, the total number of shares available for future awards under all such plans plus the number of shares subject to outstanding options and non-vested awards would be 893,916 new + 517,642 leftover + 1,485,310 outstanding shares, or 20% of the shares then outstanding (excluding any plans qualified under Section 401 of the Code). We may in the future adopt other plans relating to common stock.

      Only the number of shares actually delivered to and retained by participants in connection with an award after all restrictions have lapsed will be counted against the number of shares reserved under the 2004 Plan. Thus, shares will become available again for new awards if an award expires, is forfeited, or is settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of an SAR than the number to which the SAR related, or if shares that had been issued as restricted stock are forfeited. Shares delivered under the 2004 Plan may be either newly issued or treasury shares.

      On April 20, 2004, the last reported sale price of our common stock on Nasdaq was $26.25 per share.

      Per-Person Award Limitations. The 2004 Plan includes limitations on the amount of awards that may be granted to a participant in a given year in order to qualify awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, a participant may in any year be granted share-based awards of each type authorized under the 2004 Plan -- options, SARs, restricted stock, deferred stock, bonus stock or stock in lieu of other compensation obligations, dividend equivalents, and other stock-based awards -- relating to no more than his or her "Annual Limit." The Annual Limit equals 400,000 shares plus the amount of the participant's unused

Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. With respect to incentive awards not valued by reference to Common Stock at the date of grant, the 2004 Plan limits such performance awards that may be earned by a participant to the participant's defined Annual Limit, which for this purpose equals $3,500,000 plus the amount of the participant's unused cash Annual Limit as of the close of the previous year. The per person limit on stock-based awards is independent of the limit on cash-denominated performance awards. These limits apply only to awards under the 2004 Plan, and do not limit our ability to enter into compensation arrangements outside of the 2004 Plan.

      Adjustments to Shares Reserved, Awards and Award Limits. Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the Common Stock. Adjustments also will be made to outstanding awards upon occurrence of these events, including to the number of shares subject to an award, any exercise price or share price referenced in the award terms (such as an SAR's base price) and other terms of the award to preserve without enhancing the value of the award. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

      Eligibility. Executive officers and other officers and employees of the Company and our subsidiaries (including directors), non-employee directors of the Company, and any other person who provides substantial services will be eligible to be granted awards under the 2004 Plan. A prospective employee may be granted an award, but no value may be realized under it if such person does not become an employee.

      Administration. The 2004 Plan will be administered by the Committee, except that our Board of Directors may itself act in place of the Committee to administer the 2004 Plan and determinations with respect to grants to non-employee directors must be made by our Board of Directors. The members of the Committee must be non-employee directors. Subject to the terms and conditions of the 2004 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long-term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2004 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2004 Plan. Nothing in the 2004 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to executive officers and other employees. The Committee is permitted to delegate authority to executive officers for the granting of awards, but action pursuant to delegated authority generally will be limited to grants to employees who are below the executive officer level. The 2004 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2004 Plan.

      Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR's designated "base price." The exercise price of an option and the base price of an SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below under "Other Terms of Awards"). The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares or other property (which may include through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee.

      Restricted and Deferred Stock/Restricted Stock Units. The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends, unless otherwise determined by the Committee.

      Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of "restricted stock units." The Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents will be paid or accrue if authorized by the Committee.

      Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2004 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

      Performance-Based Awards. The Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

      o     earnings per share (basic or fully diluted);

      o     revenues;

      o earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items;

      o cash flow; free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

      o return on net assets, return on assets, return on investment, return on capital, return on equity;

      o economic value created (representing the amount by which the Company or a business unit's income exceeds the cost of the capital used by the Company or the business unit during the performance period, as determined by the Committee);

      o     operating margin or operating expense;

      o     net income;

      o     stock price or total stockholder return; and

      o strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

These goals may be set with fixed, quantitative targets, targets relative to our past performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period, if so specified by the Committee.

      Annual Incentive Awards. One type of performance award that may be granted under the 2004 Plan is Annual Incentive Awards, settleable in cash or in shares upon achievement of preestablished performance objectives achieved during a specified period of up to one year. The Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year. As stated above, annual incentive awards granted to named executives are intended to constitute "performance-based compensation" not subject to the limitation on deductibility under Code Section 162(m). In order for such an annual incentive award to be earned, one or more of the performance objectives described in the preceding paragraph will have to be achieved. The Committee may specify additional requirements for the earning of such awards.

      Employee Stock Purchase Program. All of our employees of the Company or a subsidiary who have been determined to be eligible by the Committee may participate in the Employee Stock Purchase Plan (the "ESPP"), provided that the Committee has discretion to determine employees eligible to participate, and in exercising such discretion, may exclude those employees who have been employed less than two years, work fewer than 20 hours a week, work fewer than five months in any calendar year or are considered "highly compensated employees" within the meaning of the Code. Any employee who would own more than 5% of the voting power of our stock immediately after a grant under the ESPP is not eligible to participate, and no participant may purchase more than $25,000 of common stock in any one calendar year, based on the undiscounted value of the common stock at the beginning of each offering period. The aggregate number of shares of stock that may be granted as options under the ESPP is determined on an annual basis by the Committee, and the terms and conditions of such options shall be specified in a separate agreement. No option under the ESPP may be exercised after the expiration of 5 years (if the option is granted at an exercise price no less than 85% of the fair market value as of the date of grant) or 27 months. The purchase price of the options underlying the ESPP shall not be less than the lesser of 85% of the fair market value at the time of grant or an amount which under the terms of the option may not be less than 85% of the fair market value of such stock at the time of the exercise of the option.

      Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2004 Plan. The Committee may condition awards on the payment of taxes, such as by withholding a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the 2004 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis. This flexibility can allow for estate planning or other limited transfers consistent with the incentive purpose of the 2004 Plan.

      The Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant's right to retain an award or gains realized by exercise or settlement of an award. Awards under the 2004 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2004 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property. The Committee also may grant awards in addition to and in tandem with other awards, awards, or rights. In granting a new award, the Committee may determine that the in-the-money value of any surrendered award may be applied to reduce the exercise price of any option, base price of any SAR, or purchase price of any other award.

      Dividend Equivalents. The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

      Vesting, Forfeitures, and Related Award Terms. The Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

      Upon a change in control, as defined, unless the Committee limited these rights in the grant agreement, awards will become vested and exercisable and restrictions thereon will lapse, any option that was not vested and exercisable throughout the 60-day period prior to the change in control may be surrendered for a cash payment equal to spread, determined based on the highest market price during that 60-day period prior to or following the change in control or, if higher, the consideration received by shareholders in the change in control transaction. The Committee may also specify in any award agreement that performance conditions will be deemed met upon a change in control.

      Amendment and Termination of the 2004 Plan. Our Board of Directors may amend, suspend, discontinue, or terminate the 2004 Plan or the Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the Nasdaq rules. Proposed changes to Nasdaq rules, if adopted, will require stockholder approval of material modifications to plans such as the 2004 Plan. Under these rules, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2004 Plan or broaden eligibility. Unless earlier terminated, the 2004 Plan will terminate at such time that no shares reserved under the 2004 Plan remain available and we have no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the 2004 Plan

      We believe that under current law the following Federal income tax consequences generally would arise with respect to awards under the 2004 Plan. The grant of an option or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

      Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise. A participant's sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax "basis" in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

      We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant's capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.

      We may, however, permit participants to elect to defer taxation upon certain exercises of options other than ISOs. Under such a transaction, the participant must pay for the option exercise by surrendering shares, and the option shares that represent the gain upon exercise are deferred as to delivery by us. The participant generally should not realize income upon exercise, but will realize ordinary income equal to the value of shares delivered at the end of the specified deferral period. We are not entitled to a tax deduction at the time of exercise, but become entitled to a tax deduction at the time shares are delivered at the end of the deferral period. Proposed legislation may limit this kind of deferral, however.

      With respect to awards other than options and SARs that result in a transfer to the participant of cash or shares or other property, if no restriction on transferability or substantial risk of forfeiture applies to the transferred amounts, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Thus, for example, if we grant an award of deferred stock or permits the participant to elect to defer receipt of cash or shares under a 2004 Plan award, the participant will defer the time he or she becomes subject to income tax, and our right to claim a tax deduction will be likewise deferred. If a restriction on transferability and substantial risk of forfeiture applies to shares or other property transferred to a participant under an award (such as, for example, restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

      As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2004 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, annual incentive awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2004 Plan will be fully deductible under all circumstances. In addition, other awards under the 2004 Plan generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, not be deductible by us as a result of Section 162(m).

      The ESPP is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code. An employee will not recognize income upon electing to participate in the ESPP or upon purchasing shares under the ESPP. If the employee does not dispose of shares for at least two years from the beginning of the offering period in which the shares were purchased, or in the event of his or her death (whenever occurring), the employee will realize ordinary income upon the disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the shares at the time of disposition over their purchase price, or (ii) the excess of the fair market value of the shares on the first day of the offering period over their purchase price. Any additional gain will be taxed as long-term capital gain. If the fair market value of the shares at the time of their disposition is below the purchase price, the employee will not recognize any ordinary income, and any loss will be a long-term capital loss. We will not have a deductible expense as a result of the purchase of stock under the ESPP, unless there is a "disqualifying" disposition, as described in the next paragraph.

      If shares purchased under the ESPP are sold by an employee within two years after the beginning of the offering period in which the shares were purchased, then that sale constitutes a "disqualifying" disposition in which the employee will realize (1) ordinary income in an amount equal to the excess of the fair market value of the shares on the date of purchase (i.e., the last day of the offering period) over the purchase price, and (2) a capital gain or loss equal to the difference between (i) the amount received for the shares and (ii) the sum of the purchase price and the amount of ordinary income recognized. If the disqualifying disposition occurs more than one year after the date of purchase, any capital gain or loss will be long-term; otherwise it will be short-term. If an employee recognizes ordinary income as a result of a disqualifying disposition, we will be entitled to a corresponding deduction. To the extent required under the Code and Internal Revenue Service guidance, we will withhold income and employment taxes with respect to purchases and dispositions of shares under the ESPP.

      The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2004 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2004 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2004 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

        The Board of Directors Recommends a Vote FOR the Approval of the
                PDI, Inc. 2004 Stock Award and Incentive Plan and
                   Proxies that are Returned will be so Voted
                          Unless Otherwise Instructed.

                                 PROPOSAL NO. 3

                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

      The Board of Directors has appointed PricewaterhouseCoopers as our independent auditors for the fiscal year ending December 31, 2004. Although stockholder approval is not required, we desire to obtain from the stockholders an indication of their approval or disapproval of the Board of Directors' action in appointing PricewaterhouseCoopers as the independent auditors of the Company and its subsidiaries. If the stockholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

      A representative of PricewaterhouseCoopers will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

      The Board of Directors Recommends a Vote FOR the Ratification of the
         Appointment of PricewaterhouseCoopers for Fiscal Year 2004 and
                   Proxies that are Returned will be so Voted
                          Unless Otherwise Instructed.

                             AUDIT COMMITTEE REPORT

      The Audit Committee is comprised of four non-management Directors and operates pursuant to a written Charter that was amended and restated in May 2003. The Charter is available on our website at http://www.pdi-inc.com. During fiscal 2003, the Audit Committee held nine meetings and nine private sessions with the independent auditors. The Audit Committee's purpose is to assist the Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors' qualifications and independence, (iv) the performance of our internal audit function and independent auditors and (v) our management of market, credit, liquidity and other financial and operational risks; to decide whether to appoint, retain or terminate our independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and to prepare this Report. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each member of the Audit Committee is "independent" within the meaning of the rules of both Nasdaq and the SEC. The Board of Directors has also determined that each member is financially literate and at least one member of the Audit Committee has accounting or related financial management expertise, as such qualifications are defined under the rules of Nasdaq, and that Mr. Ellberger is an "audit committee financial expert" within the meaning of the rules of the SEC.

      Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

      In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors' independence. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

      During fiscal 2003, the Audit Committee performed all of its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements of PDI for fiscal 2003 be included in its Annual Report on Form 10-K for such fiscal year.

                        Submitted by the Audit Committee

                              Larry Ellberger, Chairperson
                              Dr. Joseph T. Curti
                              John C. Federspiel
                              Frank Ryan

Audit Committee Matters and Fees Paid to Independent Auditors

      Under its charter, the Audit Committee must pre-approve all engagements of our independent auditor unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the independent auditor's retention to audit our financial statements, including the associated fee, is approved by the Audit Committee before the filing of the preceding year's Annual Report on Form 10-K. At the beginning of the fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of the work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence from management. At each subsequent Audit Committee meeting, the Audit Committee will receive updates on the services actually provided by the independent auditor, and management may present additional services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year. The Audit Committee has delegated to the Chairperson of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between committee meetings. This might occur, for example, if we proposed to execute a financing on an accelerated timetable. If the Chairperson so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

      Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of PricewaterhouseCoopers was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC's rules.

PRINCIPAL ACCOUNTING FEES AND SERVICES

                                                    2003                 2002
                                                  --------            ----------
Audit Fees                                        $281,300            $  248,350
Audit-Related Fees                                  60,625                48,850
Tax Fees                                           111,949               159,488
All Other Fees                                           0             1,426,486
                                                  --------            ----------
   Total Fees                                     $453,874            $1,883,174
                                                  ========            ==========

      The amounts shown for "Audit-related fees" were primarily for audits of employee benefit plans and consultations regarding generally accepted accounting principles. The amounts shown for "Tax fees" were for federal and state tax advice. The amounts shown for "All other fees" were primarily for ePharma Systems Design and Implementation Fees (Siebel).

                                COMPENSATION AND
                        MANAGEMENT DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

      The purpose of our executive compensation program is to attract, retain and motivate qualified executives to lead and manage our business in a manner consistent with strategic, financial and stock performance goals. In order to enhance the effectiveness of the compensation package provided to our executives, the Compensation and Management Development Committee of the Board of Directors has engaged and consulted with a nationally recognized human resource consulting firm to assist in the review of our current compensation methods and to make recommendations regarding modification of the compensation elements within the executive compensation package. After careful analysis of our needs and an examination of the competitive practices among peer organizations, the Board of Directors approved the adoption of the Variable Incentive Compensation Plan, an annual incentive plan providing incentives to officers based on performance tied to our success and growth. In addition, the Board of Directors adopted deferred compensation arrangements which provide for the deferral of cash compensation by executives.

      The executive compensation package is made up of a number of key elements which address current and future performance and reflect competitive market practices. These include the executive's annual base salary, an annual incentive opportunity under the Variable Incentive Compensation Plan and awards under the 2000 Omnibus Incentive Compensation Plan. The Compensation and Management Development Committee annually considers and makes recommendations to the Board of Directors as to changes in these plans, as well as considering the addition of new compensation components that are consistent with our goals. The Compensation and Management Development Committee has approved and recommends the adoption of the new PDI, Inc. 2004 Stock Award and Incentive Plan which is described in detail under Proposal Two herein. In recommending any changes to the annual compensation of our executive officers, the Compensation and Management Development Committee considers the overall performance of the Company, the performance of the division of the Company for which the executive has responsibility, and the individual contribution and performance of the executive. While increases in stockholders' value is considered important by the Compensation and Management Development Committee, the annual compensation program focuses on our strategic plans and corporate performance in relation to those plans.

Annual Incentive Program

      The Company's officers, executives and senior management are eligible to participate in PDI's Variable Incentive Compensation Plans ("VICP"). Under the VICP, participants can earn annual awards based on our financial and strategic performance, their contributions to the success of their functional business area, as well as on their achievement of individual performance objectives. Annual performance measures and relative targets are determined at the beginning of each fiscal year, based on our business focus, and may change from year to year. Each participant's target bonus is expressed as a percentage of his or her base salary. Awards are payable under the VICP only if defined minimum performance levels are met. If performance targets are exceeded, a participant may earn additional VICP awards, determined by the extent by which the performance exceeds the target. Awards under the VICP are subject to the determination and final approval of the Compensation and Management Development Committee.

Long-Term Incentive Program

      The Company's officers, executives and senior management are eligible to participate in PDI's 2000 Omnibus Incentive Compensation Plan. Long-term incentive awards, including stock-based awards such as stock options, restricted stock and performance shares, may be granted under the 2000 Omnibus Incentive Compensation Plan. In determining individual eligibility for awards, the size of the award, and the type of the incentive, the Compensation and Management Development Committee considers factors including the overall performance of the Company, the executive's strategic impact, competitive market practices, alignment with stockholder interests based on equity ownership of the management team, total stockholder dilution and annual share utilization rates, and the balance with other pay elements. The Compensation and Management Development Committee believes that long-term incentives, and especially stock-based incentive compensation, enhance the Company's ability to attract and retain qualified personnel and provide the motivation to improve the long-term performance of the Company and its subsidiaries.

Deferred Compensation

      In order to complement the total compensation package of its key employees, in December 1999, the Compensation and Management Development Committee adopted the Officer and Director Deferred Compensation Plans, covering officers, selected highly compensated executives and members of the Board of Directors. Subsequently, the Compensation and Management Development Committee adopted the Senior Management Deferred Compensation Plan, covering selected members of senior management. The purpose of each of the plans is to allow participants to defer receipt of current cash compensation, which would allow them to maximize deferrals that could not otherwise be put into Qualified Plans, such as the 401(k). The plans also allow members of the Board of Directors to defer board fees.

      For each year, a participant may make an irrevocable election to defer all or a portion of his or her cash compensation. The Company may, but is not required to, make supplemental contributions on a totally discretionary basis. A participant is immediately 100% vested in his/her account with respect to the cash compensation deferred that he/she would have received, had it not been deferred; Company contributions, if any, would vest to the participant over a five year period. A deferred account is established for each participant in a grantor "rabbi" trust that tracks deferrals and any interest that may be accrued, and will be held under a trust to be established by and between the Company and a named trustee. All funds within a participant's deferred account remain subject to the claims of the creditors of the Company regardless of vesting, in the event of the Company's bankruptcy or insolvency.

Compensation of the Chief Executive Officer

      Mr. Saldarini's base salary of $376,486 was paid in accordance with his Employment Agreement with the Company entered into in November 2001. Mr. Saldarini's Employment Agreement provides for bonuses and incentive compensation in the discretion of the Board of Directors or a committee thereof. In determining the compensation for Mr. Saldarini, the Compensation and Management Development Committee reviews performance factors consistent with those used to determine the compensation of other executives. Based upon the Company's performance in 2003 as measured by specific performance benchmarks established by the Compensation and Management Development Committee, Mr. Saldarini received a cash bonus of $752,972 for his 2003 performance.

Compliance with Section 162(m) of the Code

      Section 162(m) of the Internal Revenue Code of 1996, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's chief executive officer and four other most highly compensated executive officers, unless the compensation is considered performance based. The compensation disclosed in this Proxy Statement does exceed the $1 million limit, however the compensation was primarily performance based. The executive compensation for 2004 is expected to qualify for deductibility. The Company currently intends to structure the performance based portion of its executive officers' compensation to achieve maximum deductibility under Section 162(m) of the Code with minimal sacrifices in flexibility and corporate objectives.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      During 2003, the Compensation and Management Development Committee consisted of Messrs. Ryan, Pietruski, Mossinghoff and Federspiel, all of whom are non-employee directors. No member of the Compensation and Management Development Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

       Submitted By The Compensation and Management Development Committee

                              Frank J. Ryan, Chairperson
                              Larry Ellberger
                              Gerald J. Mossinghoff
                              John M. Pietruski

                              *    *    *    *    *

                       COMPENSATION OF EXECUTIVE OFFICERS

      Summary compensation. The following table sets forth certain information concerning compensation paid for services in all capacities awarded to, earned by or paid to the Company's chief executive officer and the other four most highly compensated executive officers during 2003, 2002 and 2001 whose aggregate compensation exceeded $100,000.

                                               Annual compensation                   Long-term compensation
                                         ------------------------------          -------------------------------
                                                                                                       Shares of
                                                                                                        common
                                                                                 Restricted              stock
                                                                                    stock             underlying          All other
   Name and Principal Position             Salary               Bonus             awards(1)             options         compensation
   ---------------------------           ----------          ----------          ----------           ----------        ------------
Charles T. Saldarini
Vice chairman and chief
executive officer
      2003 ......................        $  376,486          $  752,972          $1,000,238                  --          $    4,392
      2002 ......................           350,000                  --                  --              25,602               3,867
      2001 ......................           336,864             179,212                  --              34,066              11,514

Steven K. Budd
President, global sales and
marketing group
      2003 ......................           289,620             477,875             500,119                  --               7,300
      2002 ......................           281,187                  --                  --              21,188               5,385
      2001 ......................           262,500             103,819              44,494              23,338               6,737

Bernard C. Boyle
Chief financial officer,
executive vice president and
treasurer
      2003 ......................           263,293             394,939             266,730                  --              10,231
      2002 ......................           255,625                  --                  --              19,156               9,705
      2001 ......................           232,292              93,863              40,227              19,900               9,101

                                               Annual compensation                   Long-term compensation
                                         ------------------------------          -------------------------------
Christopher Tama
Executive vice president -
pharmaceutical products
      2003 ......................           224,000             336,000             166,706                  --               6,629
      2002 ......................           203,500                  --                  --              15,421               7,638
      2001 ......................           189,583              75,561              32,383              20,168               5,566

Deborah Schnell
Executive vice president -
business development
      2003 ......................           225,000             337,500              66,683                  --              13,040
      2002 ......................           214,967              50,000                  --              25,000              10,210
      2001 ......................           160,000             124,967              31,217               6,196               3,286

--------------------------------------------------------------------------------

(1) For the years ended December 31, 2003 and 2001, a portion of the named executive officers' annual bonus was paid in restricted stock. For the year ended December 31, 2002, there were no bonuses awarded. The number of shares were calculated by dividing the portion of bonus expense attributable to restricted stock by a trailing 20-day average stock price on December 31, 2003 and 2001, which was $26.67 and $20.47, respectively. The fair market value of the restricted shares owned by the named executive officers on December 31, 2003, based upon the closing price of our common stock of $26.81 on that date, was as follows: Mr. Saldarini -- $1,005,375 (37,500 shares); Mr. Budd -- $560,946 (20,923 shares); Mr.
      Boyle -- $320,782 (11,965 shares); Mr. Tama -- $209,949 (7,831 shares) and
      Ms. Schnell -- $107,910 (4,025 shares).

      Option grants. No options were granted by us in 2003 to any of the executives named in the Summary Compensation Table.

      Option exercises and year-end option values. The following table provides information with respect to options exercised by the named executive officers during 2003 and the number and value of unexercised options held by the named executive officers as of December 31, 2003.

    Aggregated Option Exercise in Last Fiscal Year and Year-End Option Values

                                                                     Number of Shares Underlying    Value of Unexercised In-the-
                                                                    Unexercised Options at Fiscal      Money Options At Fiscal
                                                                              Year-End                       Year-End (2)
                                                                    -----------------------------   -----------------------------
                         Shares Acquired
Name                     on Exercise (#)    Value Realized (1)       Exercisable    Unexercisable   Exercisable     Unexercisable
----                     ---------------    ------------------       -----------    -------------   -----------     -------------
Charles T. Saldarini            --               $   --                 31,245          28,423        $ 94,471        $188,943
Steven K. Budd                  --                   --                 47,621          21,905          78,184         156,367
Bernard C. Boyle                --                   --                 39,652          19,404          70,686         141,371
Deborah Schnell                 --                   --                 15,964          18,732          92,250         184,500
Christopher Tama                --                   --                 23,586          17,003          56,903         113,807

----------
(1) For the purposes of this calculation, value is based upon the difference between the exercise price of the options and the stock price at date of exercise.

(2) For the purposes of this calculation, value is based upon the difference between the exercise price of the exercisable and unexercisable options and the stock price at December 31, 2003 of $26.81 per share.

Employment Contracts

      In January 1998, the Company entered into an agreement with John P. Dugan providing for his appointment as chairman of the Board of Directors and director of strategic planning. The agreement provides for an annual salary of $125,000.

      In November 2001, the Company entered into an employment agreement with Charles T. Saldarini providing for his employment as chief executive officer and vice chairman of the Board of Directors for a term expiring on October 31, 2005 subject to automatic one-year renewals unless either party gives written notice one year prior to the end of the then current term of the agreement. The agreement provides for an annual base salary of $350,000 (subject to yearly increases as determined by the Compensation and Management Development Committee) and for participation in all executive benefit plans. The agreement also provides that Mr. Saldarini will be entitled to bonus and incentive compensation awards as determined by the Compensation and Management Development Committee. Further, the agreement provides, among other things, that, if Mr. Saldarini's employment is terminated without cause (as defined) or if he terminates his employment for good reason (as defined), the Company will pay him an amount equal to three times the sum of his then current base salary plus the average incentive compensation paid to him during the three years immediately preceding the termination date.

      In May 2001, the Company entered into an amended and restated employment agreement with Steven K. Budd providing for his employment as president and chief operating officer for a term expiring on April 30, 2005 subject to automatic one-year renewals unless either party gives written notice one year prior to the end of the then current term of the agreement. The agreement provides for an annual base salary of $275,000 (subject to yearly increases as determined by the Compensation and Management Development Committee) and for participation in all executive benefit plans. The agreement also provides that Mr. Budd will be entitled to bonus and incentive compensation awards as determined by the Compensation and Management Development Committee. Further, the agreement provides, among other things, that, if Mr. Budd's employment is terminated without cause (as defined) or if he terminates his employment for good reason (as defined), the Company will pay him an amount equal to three times the sum of his then current base salary plus the average incentive compensation paid to him during the three years immediately preceding the termination date.

      In May 2001, the Company entered into an amended and restated employment agreement with Bernard C. Boyle providing for his employment as executive vice president and chief financial officer for a term expiring on April 30, 2004 subject to automatic one-year renewals unless either party gives written notice one year prior to the end of the then current term of the agreement. The agreement provides for an annual base salary of $250,000 (subject to yearly increases as determined by the Compensation and Management Development Committee) and for participation in all executive benefit plans. The agreement also provides that Mr. Boyle will be entitled to bonus and incentive compensation awards as determined by the Compensation and Management Development Committee. Further, the agreement provides, among other things, that, if Mr. Boyle's employment is terminated without cause (as defined) or if he terminates his employment for good reason (as defined), the Company will pay him an amount equal to three times the sum of his then current base salary plus the average incentive compensation paid to him during the three years immediately preceding the termination date.

      In February 2003, the Company entered into an employment agreement with Christopher Tama providing for his employment as executive vice president for a term expiring on February 4, 2006, subject to automatic one-year renewals unless either party gives written notice at least ninety days prior to the end of the then current term of the agreement. The agreement provides for an annual base salary of $206,000 (subject to yearly increases as determined by the Compensation and Management Development Committee) and for participation in all executive benefit plans. The agreement also provides that Mr. Tama will be entitled to bonus and incentive compensation awards as determined by the Compensation and Management Development Committee. Further, the agreement provides, among other things, that, if Mr. Tama's employment is terminated without cause (as defined) or if he terminates his employment for good reason (as defined), the Company will pay him an amount equal to three times the sum of his then current base salary plus the average incentive compensation paid to him during the three years immediately preceding the termination date.

Stock compensation plans

      2000 Omnibus Incentive Compensation Plan

      On May 5, 2000, our Board of Directors approved our 2000 Omnibus Incentive Compensation Plan (the "Omnibus Plan"). The purpose of the Omnibus Plan is to provide a flexible framework that will permit the Board of Directors to develop and implement a variety of stock-based incentive compensation programs based on our changing needs, our competitive market and the regulatory climate. The maximum number of shares as to which awards or options may at any time be granted under the Omnibus Plan is 2.2 million shares of our common stock. The Omnibus Plan is administered by the Compensation and Management Development Committee of the Board of Directors, which is responsible for developing and implementing specific stock-based plans that are consistent with the intent and specific terms of the framework created by the Omnibus Plan. Eligible participants under the Omnibus Plan include our officers and other employees, members of our Board of Directors, and outside consultants. The right to grant awards under the Omnibus Plan will terminate upon the expiration of 10 years after the date the Omnibus Plan was adopted. No participant may be granted more than 100,000 shares of our stock from all awards under the Omnibus Plan.

      1998 Stock Option Plan

      In order to attract and retain persons necessary for our success, in March 1998, our Board of Directors adopted our 1998 stock option plan reserving for issuance up to 750,000 shares. Officers, directors, key employees and consultants are eligible to receive incentive and/or non-qualified stock options under this plan. The plan, which has a term of ten years from the date of its adoption, is administered by the Compensation and Management Development Committee. The selection of participants, allotment of shares, determination of price and other conditions relating to the purchase of options is determined by the Compensation and Management Development Committee in its sole discretion. Incentive stock options granted under the plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the common stock on the date of the grant, except that the term of an incentive stock option granted under the plan to a stockholder owning more than 10% of the outstanding common stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the common stock on the date of the grant.

      Outstanding Options

      At March 31, 2004, options for an aggregate of 1,337,574 shares were outstanding under our stock option plans, including 169,668 granted to Charles
T. Saldarini, our chief executive officer and vice chairman, 144,526 granted to Steven K. Budd, our president - global sales and marketing services group, 99,056 granted to Bernard C. Boyle, our chief financial officer, 65,589 granted to Christopher Tama, our executive vice president and general manager - pharmaceutical products and 44,696 granted to Deborah Schnell, our executive vice president - business development. The outstanding options also include 41,250 granted to each of John M. Pietruski, Gerald J. Mossinghoff, and Jan Martens Vecsi, 25,000 granted to John C. Federspiel, 17,500 granted to each of Frank Ryan and Larry Ellberger, and 10,000 granted to Dr. Joseph Curti, our outside directors. In addition, as of March 31, 2004, options to purchase an aggregate of 408,264 shares of common stock had been exercised.

401(k) plan

      We maintain a 401(k) retirement plan ("the 401(k) Plan") for all of our employees. The 401(k) Plan is intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code and is a defined contribution plan. Under the 401(k) Plan, through December 31, 2003, we committed to make mandatory cash contributions to the 401(k) Plan to match employee contributions up to a maximum of 1% of each participating employee's annual base wages. Effective January 1, 2004, the 401(k) Plan shall provide all "Safe Harbor Eligible" 401(k) Plan participants with company matching contributions ("Safe Harbor Matching Contributions) in accordance with the formula described below:

      o Employee contributions of up to 3% of base salary will be matched 100%; and

      o Employee contributions which exceed 3% but do not exceed 5% will be matched 50%.

Employees must meet all Safe Harbor Matching Contributions eligibility requirements as defined in the 401(k) Plan in order to participate. Employees' account balances derived from the Safe Harbor Matching Contributions are always 100% vested. In addition we can make discretionary contributions to the 401(k) Plan. Under the 401(k) Plan, there is no option for employees to invest any of their 401(k) funds in our common stock. Our contribution expense related to the 401(k) Plan for 2003 was approximately $905,000.

Option Exchange Program

      In March 2003, the Company initiated an option exchange program pursuant to which eligible employees, which excluded certain members of senior management including Charles T. Saldarini, Steven K. Budd, Bernard C. Boyle, Deborah Schnell and Christopher Tama, were offered an opportunity to exchange an aggregate of 357,885 outstanding stock options with exercise prices of $30 and above for either cash or shares of restricted stock, depending upon the number of options held by an eligible employee. None of the eligible employees had been granted options during the six month period prior to the offer. The offer exchange period expired on May

12, 2003. Approximately 310,403 eligible options were tendered by eligible employees and accepted by the Company. This number represents approximately 87% of the total eligible options. A total of approximately 120 eligible participants elected to exchange an aggregate of approximately 59,870 eligible options and received cash in the aggregate amount of approximately $67,000 (which amount includes applicable withholding taxes). A total of approximately 145 eligible participants elected to exchange an aggregate of approximately 250,533 eligible options in exchange for an aggregate of approximately 49,850 shares of restricted stock. All tendered options have been canceled and are eligible for re-issuance under the Company's option plans. The restricted stock is subject to three-year cliff vesting and is subject to forfeiture upon termination of employment other than the event of the recipient's death or disability.

                      Equity Compensation Plan Information
                          Year Ended December 31, 2003

                                                                                                           Number of securities
                                                                                                         remaining available for
                                             Number of securities            Weighted-average             future issuance under
                                              to be issued upon              exercise price of             equity compensation
                                                 exercise of                    outstanding                  plans (excluding
                                             outstanding options,            options, warrants           securities reflected in
             Plan Category                   warrants and rights                and rights                     column (a))
---------------------------------------      --------------------            -----------------           -----------------------
                                                     (a)                            (b)
Equity compensation plans
   approved by security
   holders (2000 Omnibus
   Incentive Compensation
   Plan and 1998 Stock
   Option Plan)........................           1,037,599                       $27.33                         942,144
Equity compensation plans
   not approved by security
   holders(1)..........................                  --                           --                              --

Total..................................           1,037,599                       $27.33                         942,144

----------
(1) The Company does not have any equity compensation plans which have not been approved by security holders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with our efforts to recruit sales representatives, we place advertisements in various print publications. These ads are placed on our behalf through Boomer & Son, Inc. (B&S), which receives commissions from the publications. Prior to 1998, B&S was wholly-owned by John P. Dugan, our chairman of the Board of Directors. At the end of 1997, Mr. Dugan transferred his interest in B&S to his son, Thomas Dugan, and daughter-in-law, Kathleen Dugan. John P. Dugan is not actively involved in B&S; however, his son, Thomas Dugan, is active in B&S. For the year ended December 31, 2003, we purchased approximately $983,000 of advertising through B&S and B&S received commissions of approximately $118,000. All ads were placed at the stated rates set by the publications in which they appeared. In addition, we believe that the amounts paid to B&S were no less favorable than would be available in an arms-length negotiated transaction with an unaffiliated entity.

      Peter Dugan, the son of John P. Dugan, our chairman of the Board of Directors, is employed by us as executive director -investor relations. In 2003, compensation paid or accrued to Peter Dugan was $201,628.

                                  OTHER MATTERS

      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Stockholder Proposals

      Stockholders interested in presenting a proposal for consideration at the annual meeting of stockholders in 2005 must follow the procedures found in Rule 14a-8 under the Exchange Act and our bylaws. To be eligible for inclusion in the Company's 2005 proxy materials, all qualified proposals must be received by our Corporate Secretary no later than December 24, 2004. Stockholder proposals submitted more than thirty but less than sixty days before the scheduled date for the 2005 annual meeting may be presented at the annual meeting if such proposal complies with our bylaws, but will not be included in our proxy materials. A stockholder's notice must set forth, as to each proposed matter:
(i) as to each person whom the stockholder proposes to nominate for election to the Board of Directors, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder; (ii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment;
(iii) the name and address, as they appear on our books, of the stockholder proposing such business; (iv) the number of shares of Company common stock which are beneficially owned by such stockholder; (v) a representation that the stockholder is a holder of record of shares of Company common stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business; and (vi) any financial interest of the stockholder in such proposal or nomination.

Code of Conduct

We have adopted a code of conduct that applies to our principal executive officer, principal financial officer and other persons performing similar functions, as well all of our other employees and directors. This code of conduct is posted and can be viewed on our website at www.pdi-inc.com.

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors

      We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about our conduct or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern by forwarding them in a sealed envelope to the Chairperson of the Audit Committee, in care of our Corporate Secretary at PDI, Inc. Attn: Corporate Secretary, 10 Mountainview Road, Upper Saddle River, NJ 07458, such envelope to be labeled with a legend such as: "Anonymous Submission of Complaint or Concern." All communication received will be relayed to the Chairperson of each of our Audit Committee and Nominating and Corporate Governance Committee. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is posted and can be viewed on our website at http://www.pdi-inc.com.

Proxy Materials

      We will mail our 2003 Annual Report, this Proxy Statement and the accompanying proxy card to stockholders beginning on or about April 22, 2004. The Annual Report and Proxy Statement will also be available on the Internet at www.pdi-inc.com. The Annual Report is not part of our proxy soliciting materials.

Incorporation By Reference

      To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled "Audit Committee Report" and "Compensation and Management Development Committee Report on Executive Compensation" (to the extent permitted by the rules of the SEC) and "Stockholder Return Performance Graph" will not be deemed incorporated, unless specifically provided otherwise in such filing.

Availability of Report on Form 10-K

      We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2003 including the financial statements and financial statement schedules included therein. All such requests should be directed to Beth R. Jacobson, Executive Vice President, General Counsel and Corporate Secretary, PDI, Inc., 10 Mountainview Road, Upper Saddle River, New Jersey 07458.

                                        By Order of the Board of Directors


                                        Beth R. Jacobson,
                                        Executive Vice President,
                                        General Counsel and Corporate Secretary

April 22, 2004

                                                                      APPENDIX A

                                    PDI, INC.

                       2004 Stock Award and Incentive Plan

            1. Purpose. The purpose of this 2004 Stock Award and Incentive Plan (the "Plan") is to aid PDI, Inc., a Delaware corporation (the "Company"), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

            2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

"Annual Incentive Award" means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

"Award" means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

"Beneficiary" means the legal representatives of the Participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant's Award upon a Participant's death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant's Award upon such Participant's death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant's spouse shall be subject to the written consent of such spouse.

"Board" means the Company's Board of Directors.

"Cause" shall mean "Cause" as such term is defined in the Participant's employment agreement, or if none shall exist, as any of the following: (a) the Participant's conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) conduct of the Participant related to the Participant's employment for which either criminal or civil penalties against the Participant or the Company may be sought; (c) material violation of the Company's policies, including, but not limited to those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; or
(d) serious neglect or misconduct in the performance of the Participant's duties for the Company or willful or repeated failure or refusal to perform such duties.

"Change in Control" and related terms have the meanings specified in Section 9.

"Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

"Committee" means the Compensation and Management Development Committee of the Board, the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and subject to any applicable NASDAQ rule or regulation and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

"Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 12(j).

"Deferred Stock" means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as "stock units," "restricted stock units," "phantom shares," "performance shares," or other appellations.

"Disability" shall mean a disability described in Section 422(c)(6) of the Code. The existence of a Disability shall be determined by the Committee in its absolute discretion.

"Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

"Effective Date" means the effective date specified in Section 12(p).

"Eligible Person" has the meaning specified in Section 5.

"Employee Stock Purchase Plan" has the meaning specified in Section 11.

"Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

"Fair Market Value" means, with respect to a share of Stock on an applicable date:

            i. If the principal market for the Stock (the "Market") is a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

            ii. If the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or,

            iii. In the event that neither paragraph i. nor ii. shall apply, the Fair Market Value of a share of Stock on any day shall be determined in good faith by the Committee in a manner consistently applied.

"Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

"Option" means a right, granted to a Participant under Section 6(b) or 11, to purchase Stock or other Awards at a specified price during specified time periods.

"Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

"Participant" means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

"Performance Award" means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

"Preexisting Plans" means the Company's 2000 Omnibus Incentive Compensation Plan and the Company's 1998 Stock Option Plan.

"Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code Section 162(m).

"Restricted Stock" means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

"Retirement" means termination of employment from the Company by a Participant whose age and years of service together equal 65.

"Rule l6b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under
Section 16 of the Exchange Act.

"Stock" means the Company's Common Stock, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 12(c).

"Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

            3. Administration.

            (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 12(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

            (b) Manner of Exercise of Committee Authority. At anytime that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify.

            (c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

            4. Stock Subject to Plan.

            (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 12(c), the shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be: (i) 893,916 new shares; (ii) the number of shares remaining under the Preexisting Plans as of the Effective Date; and (iii) the number of shares which become available in accordance with Section 4(b) after the Effective Date. In order that applicable regulations under the Code relating to ISOs shall be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of ISOs shall be the number specified in clause (i) of the first sentence of this
Section 4(a), and, if necessary to satisfy such regulations, that same maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

            (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares that are potentially deliverable under an Award under the Plan or an award under any Preexisting Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan or such Preexisting Plan. Shares that have been issued in connection with an Award (e.g., Restricted Stock) or Preexisting Plan award that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards. Shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or

Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to be available for Awards under the Plan. The foregoing notwithstanding, if issued shares are returned to the Company, including upon a cash out of Restricted Stock, surrender of shares in payment of an exercise price or taxes relating to an Award, or withholding of shares in payment of taxes upon vesting of Restricted Stock, such shares shall not become available again under the Plan if the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, and otherwise shares shall not become available under this
Section 4(b) in an event that would constitute a "material revision" of the Plan subject to shareholder approval under then applicable rules of the NASDAQ. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the share limit imposed to conform to the Treasury regulations governing ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. Because shares will count against the number reserved in Section 4(a) upon delivery, and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

            5. Eligibility and Certain Award Limitations.

            (a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means an employee of the Company or any subsidiary or affiliate, including any executive officer, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee.

            (b) Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as "performance-based compensation" under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). Subject to Section 4(a), a Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 400,000 shares plus the amount of the Participant's unused Annual

Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 12(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant's Annual Limit, which for this purpose shall equal $3,500,000 plus the amount of the Participant's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

            6. Specific Terms of Awards.

            (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 12(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

            (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                  (i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 8(a).

                  (ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO or SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 12(k)), including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option "profit," at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

                  (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

            (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

                  (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

                  (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of an SAR, which in no event shall exceed a period of ten years from the date of grant. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

            (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                  (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

                  (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

                  (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                  (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

            (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

                  (i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the

      Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 12(k)), as determined by the Committee at the date of grant or thereafter.

                  (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

                  (iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

            (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

            (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

            (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

            (i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with
Section 7.

            7. Performance Awards, Including Annual Incentive Awards.

            (a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section
7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m).

            (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

                  (i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

                  (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall he used by the Committee in establishing performance goals for such Performance Awards: (1) revenues; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items;
      (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; (8) stock price or total stockholder return; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

                  (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

                  (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with
      Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                  (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

            (c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

                  (i) Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

                  (ii) Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

            (d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under
Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

            8. Certain Provisions Applicable to Awards.

            (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 12(k), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

            (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

            (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 12(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 12(k)). Installment or deferred payments may be required by the Committee (subject to Section 12(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

            (d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 12(k)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

            9. Change in Control.

            (a) Effect of "Change in Control" on Non-Performance Based Awards. In the event of a "Change in Control," the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document:

                  (i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond the Change in Control and subject to applicable restrictions set forth in Section 12(a);

                  (ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for "cause" (as defined in any employment or severance agreement between the Company or it subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 12(a); and

                  (iii) The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award. In addition, the Committee may provide that Options and SARs shall be subject to a mandatory cash-out in lieu of accelerated vesting, in order to limit the extent of "parachute payments" under Sections 280G and 4999 of the Code.

            (b) Effect of "Change in Control" on Performance-Based Awards. In the event of a "Change in Control," with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

            (c) Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following (whether as a result of a series of transactions or an isolated event): (1) the consummation of any merger by the Company into another corporation or corporations which results in the stockholders of the Company immediately prior to such transaction owning less than 55% of the surviving Corporation; (2) the consummation of any acquisition (by purchase, lease or otherwise) of all or substantially all of the assets of the Company by any person, corporation or other entity or group thereof acting jointly; (3) the acquisition of beneficial ownership, directly or indirectly, of voting securities of the Company (defined as Stock of the Company or any securities having voting rights that the Company may issue in the future) and rights to acquire voting securities of the Company (defined as including, without limitation, securities that are convertible into voting securities of the Company (as defined above) and rights, options warrants and other agreements or arrangements to acquire such voting securities) by any person, corporation or other entity or group thereof acting jointly, in such amount or amounts as would permit such person, corporation or other entity or group thereof acting jointly to elect a majority of the members of the Board of the Company, as then constituted; or (4) the acquisition of beneficial ownership, directly or indirectly, of voting securities and rights to acquire voting securities having voting power equal to 25% or more of the combined voting power of the Company's then outstanding voting securities by any person, corporation or other entity or group thereof acting jointly unless such acquisition as is described in this part (4) is expressly approved by resolution of the Board of the Company passed upon affirmative vote of not less than a majority of the Board and adopted at a meeting of the Board held not later than the date of the next regularly scheduled or special meeting held following the date the Company obtains actual knowledge of such acquisition (which approval may be limited in purpose and effect solely to affecting the rights of a Participant under this Plan). Notwithstanding the preceding sentence, (i) any transaction that involves a mere change in identity form or place of organization within the meaning of Section 368(a)(1)(F) of the Code, or a transaction of similar effect, shall not constitute a Change in Control.

            (d) Definition of "Change in Control Price." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

            10. Additional Award Forfeiture Provisions.

            (a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a "Forfeiture Event"), all of the following forfeitures will result, such forfeitures to be effective at the later of the occurrence of the Forfeiture Event or the Participant's termination of employment:

                  (i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

                  (ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefore by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant's employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term "Award Gain" shall mean (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection with such settlement.

            (b) Events Triggering Forfeiture. The forfeitures specified in
Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant's employment by the Company or a subsidiary or affiliate or during the one-year period following termination of such employment:

                  (i) The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant's interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, or other company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant's interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

                  (ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company's current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process;

                  (iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested; or

                  (iv) The Participant is terminated for Cause.

            (c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant's right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and 10(b).

            (d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

            11. Employee Stock Purchase Program.

            (a) Stock Available for Awards. The aggregate number of shares of Stock that may be granted as Options under the Employee Stock Purchase Plan ("ESPP") shall be determined on an annual basis by the Committee. Shares shall be deemed to have been granted under the ESPP only to the extent actually issued and delivered pursuant to the Award. To the extent that an Award lapses or the rights of the Participant terminate, any shares of Stock subject to such Award shall again be available for the grant of future Stock Awards.

            (b) Eligibility. An Award made pursuant to the ESPP may be granted to an individual who, at the time of grant, is an employee of the Company or a subsidiary and has been determined to be eligible for participation. An Award made pursuant to the ESPP may be granted on more than one occasion to the same person; each Award shall be evidenced by a written instrument duly executed by or on behalf of the Company. Notwithstanding the foregoing, no employee of the Company or a subsidiary shall be granted an Option if such employee, immediately after the Option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or five percent (5%) or more of the value of all classes of stock of the Company or any subsidiary. For the purpose of determining stock ownership, the rules of Section 424(d) of the Code shall apply. In addition, the Stock which the Participant may purchase under any outstanding Options shall be treated as stock owned by the Participant. The Committee may exclude the following employees from receiving Options under the
ESPP:

      (1) Employees who have been employed by the Company or a subsidiary less than two (2) years;

      (2) Employees whose customary employment with the Company or a subsidiary is twenty (20) hours or less per week;

      (3) Employees whose customary employment with the Company or a subsidiary is not for more than five (5) months in any calendar year; and

      (4) Highly compensated employees within the meaning of Section 414(q) of the Code.

            (c) Employee Stock Purchase Plan Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Company and the Participant which shall contain such terms and conditions as may be approved by the Committee and are consistent with Section 423 of the Code. The terms and conditions of the respective Option Agreements need not be identical. Each Option Agreement shall specify the effect of termination of employment, total and permanent Disability, Retirement or death on the exercisability of the Option. Under each Option Agreement, a Participant shall have the right to appoint any individual or legal entity in writing as his or her Beneficiary in the event of his or her death. Such designation may be revoked in writing by the Participant at any time and a new Beneficiary may be appointed in writing on the form provided by the Committee for such purpose. In the absence of such appointment, the Beneficiary shall be the legal representative of the Participant's estate.

            (d) Option Period. The term of each Option shall be as specified by the Committee at the date of grant and shall be stated in the Option Agreement; provided, however, that an Option may not be exercised after the expiration of:

      (1) Five (5) years from the date such Option is granted if the ESPP requires that the Option price must be not less than eighty-five percent (85%) of the Fair Market Value of the Stock at the time the Option is exercised; or

      (2) Twenty-Seven (27) months from the date such Option is granted if the Option provides for an Option Price in some other permissible manner under Section 423 of the Code (such as a flat dollar amount).

            (e) Limitation on Exercise of Option. An Option may be exercisable in whole or in such installments and at such times as determined by the Committee and the applicable term relating to the exercise of the option shall be stated in the Option Agreement and must be uniform for all employees with the following exceptions: (1) the Committee may limit the maximum number of Options that can be exercised under the ESPP, and (2) the Committee may limit the amount of Options that all employees may be granted to a specified relationship to total compensation or the base or regular rate of compensation; and provided, however, that an Option may be exercised at the rate of at least twenty percent (20%) per year over five (5) years from the date it is granted.

            (f) Special Limitation Regarding Exercise of Option. No employee may be granted an Option which permits his or her rights to exercise Options under the ESPP of the Company and subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time of grant) for each calendar year in which such Option is outstanding at any time. For the purpose of this rule:

      (1) The right to purchase Stock under an Option accrues when the Option (or any portion thereof) first becomes exercisable during the calendar year;

      (2) The right to purchase Stock under an Option accrues at the rate provided in the Option, but in no case shall such rate exceed $25,000 of Fair Market Value of such stock (determined at the time of grant) for any one calendar year; and

      (3) A right to purchase Stock which has accrued under one Option granted pursuant to the Plan may not be carried over to any other Option.

The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements which Options will not constitute Options under Section 423 of the Code because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.

            (g) Option Price. The purchase price of Stock issued under each Option shall be determined by the Committee and shall be stated in the Option Agreement, but such purchase price shall not be less than the lesser of:

      (1) An amount equal to eighty-five percent (85%) of the Fair Market Value of the Stock at the time the Option is granted; or

      (2) An amount which under the terms of the Option may not be less than eight-five percent (85%) of the Fair Market Value of such Stock at the time of the exercise of the Option.

            (h) Options and Rights in Substitution for Stock Options Granted by Other Companies. Options may be granted under the Plan from time to time in substitution for stock options held by employees of companies who become, or who became prior to the Effective Date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing company with the Company, or such subsidiary, or the acquisition by the Company or a subsidiary of all or a portion of the assets of the employing company with the result that such employing company becomes a subsidiary.

      12. General Provisions.

            (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

            (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

            (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b) (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 12(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

            (d) Tax Provisions.

                  (i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld if such withholding would not result in additional accounting expense to the Company.

                  (ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

                  (iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

            (e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company's stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award.

            (f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or it subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant. Such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 12(f).

            (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

            (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

            (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

            (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b),
(c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

            (k) Certain Limitations Relating to Accounting Treatment of Awards. At any time that the Company is accounting for stock-denominated Awards under Accounting Principles Board Opinion 25 ("APB 25"), the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or the date performance conditions are met if an Award is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under APB 25, in "variable" accounting or a measurement date other than the date of grant or the date such performance conditions are met with respect to such Awards, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee. This provision shall cease to be effective if and at such time as the Company no longer accounts for equity compensation under APB 25.

            (l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

            (m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 12(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

            (n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

            (o) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements (unless an employment agreement entered into between the Company and the Participant specifically provides contradictory terms, in which case the terms of the employment agreement shall govern), promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

            (p) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present in person or by proxy and entitled to vote on the subject matter at a duly held meeting of stockholders at which a quorum is present. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

                       ANNUAL MEETING OF STOCKHOLDERS OF

                                    PDI, INC.

                                  June 16, 2004

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

   v Please detach along perforated line and mail in the envelope provided. v

--------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN
    PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK
                              INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------

1.    Election of two Class I Directors:

                              NOMINEES:
|_| FOR ALL NOMINEES          ( ) John P. Dugan
                              ( ) Dr. Joseph T. Curti
|_| WITHHOLD AUTHORITY
    FOR ALL NOMINEES

|_| FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION:      To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each
                  nominee you wish to withhold, as shown here: |X|
--------------------------------------------------------------------------------

                                                           FOR  AGAINST  ABSTAIN

2.    Approval of PDI, Inc. 2004 Stock Award and           |_|    |_|      |_|
      Incentive Plan.

3.    Ratification of PricewaterhouseCoopers LLP           |_|    |_|      |_|
      as independent auditors for fiscal 2004.



--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that       |_|
changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------


                         _______________________________         _______________

Signature of Stockholder _______________________________   Date: _______________


                         _______________________________         _______________

Signature of Stockholder _______________________________   Date: _______________

      Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                                    PDI, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 16, 2004

The undersigned stockholder of PDI, Inc. (the "Company") hereby appoints John P. Dugan and Charles T. Saldarini and each of them acting singly, with power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 16, 2004, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that properly come before the Annual Meeting of Stockholders of the Company, in accordance with and as described in the Notice of Annual Meeting of Stockholders and the Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR all proposals.

            (IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)